EX‑35.14

(logo) WELLS FARGO	Corporate Trust Services MAC R1204-010 9062 Old Annapolis Road Columbia, MD 21045 Tel: 410 884 2000 Fax: 410 715 2380

Wells Fargo Commercial Mortgage Securities, Inc.

c/o Wells Fargo Securities, LLC

375 Park Avenue 2nd floor

J0127-023

New York, New York 10152-023

RE: Annual Statement of Compliance for Wells Fargo Commercial Mortgage

Securities Inc. Commercial Mortgage Pass-Through Certificates Series 2013-C18

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator for the Sullivan Center Mortgage Loan Combination (in such capacities, “Wells Fargo”), hereby certifies as follows as of and for the year ending December 31, 2013 (the “reporting period”):

(a)     A review of Wells Fargo’s activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the “Servicing Agreement(s)”) has been made under my supervision; and

(b)     To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.

.

February 26, 2015

/s/  Brian Smith

BRIAN SMITH

Vice President

To:  Wells Fargo Commercial Mortgage Securities, Inc.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of December 1, 2013, by and among WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer, CW CAPITAL ASSET MANAGEMENT LLC, as Special Servicer, PARK BRIDGE LENDER S ERVICES LLC, as Trust Advisor, WELLS FARGO BANK, NATIONAL ASSOCIATION as Certificate Administrator, as Tax Administrator, and Custodian, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, with respect to Commercial Mortgage Pass-Through Certificates Series 2013-UBS1 (the "Agreement"). relating to the Sullivan Center Loan Combination, a pari passu portion of which is included in the Series WFRBS 2013-C18 Commercial Mortgage Pass-Through Certificates transaction.

1.        To:  Wells Fargo Commercial Mortgage Securities, Inc.

Schedule B

Material Non-Compliance with Servicing Obligations

Not Applicable

Wells Fargo Bank, N.A.